                 TD WATERHOUSE GROUP, INC. REPORTS CASH EARNINGS
         OF $.01 PER SHARE FOR THE FISCAL QUARTER ENDED OCTOBER 31, 2001

4th fiscal quarter highlights:

- Cash earnings (excluding goodwill) totaled $ 2.8 million for the fourth quarter ended October 31, 2001, a 95% decrease from the fourth quarter last year. On a reported basis, TD Waterhouse incurred a loss for the quarter of $7.5 million, which includes the after tax impact of goodwill amortization ($10.3 million).

- Cash earnings per share were $0.01, compared to $0.14 for the same quarter last year. After deducting goodwill, TD Waterhouse incurred a loss of $0.02 per share compared to earnings per share of $0.11 a year ago.

- Revenues were $230 million compared to $257 million last quarter and $360 million in the fourth quarter 2000.

- Pre-tax operating margin (excluding goodwill, marketing costs and restructuring) was 9%, compared to 15% last fiscal quarter and 31% last year.

- New account openings were 100,700 at an average cost per account of $109, compared to 105,500 accounts last quarter at an average cost per account of $154.

- Customer assets of $125 billion were down 8% from last quarter, and down 21% from a year ago.

- Margin loans of $3.4 billion were down 20% from last quarter and 57% from a year ago.

- Trades per day were 90,400 (with 76% of transactions on line) compared to 101,700 last quarter. Trading volumes declined 40% from the fourth quarter of last year.

Fiscal 2001 highlights:

- Cash earnings (excluding goodwill and restructuring charges) totaled $78 million for the year, compared to $248 million in fiscal 2000. On a reported basis, earnings for the year were $14 million which includes the after tax impact of goodwill amortization ($41.6 million) and restructuring charges ($22.4 million); this compares to $210 million for 2000.

- Cash earnings per share were $0.21, compared to $0.66 last year. After deducting goodwill and restructuring costs, TD Waterhouse earned $0.04 per share compared to $0.56 per share last year.

- New account openings totaled 535,000 at an average cost per new account of $143 for the year. This compares to slightly more than 1 million accounts in fiscal 2000 with an average cost of $109.

- Revenues of $1,117 million for the year ended October 31, 2001 were down 29% from fiscal 2000.

NEW YORK, NY November 13, 2001 - TD Waterhouse Group, Inc. (NYSE/TSE: TWE), today announced cash earnings of $0.01 per share on revenues of $230 million for the quarter ended October 31, 2001.

      "Fiscal year 2001 was a tough one for the online brokerage sector and the continued deterioration in the fourth fiscal quarter compounded the already difficult operating conditions. Over the past year, our business and our financial performance have been significantly affected by our customers' understandable hesitancy to invest," said Chief Executive Officer Steve McDonald. "In this difficult environment our focus on cost containment through our Project 200 and restructuring initiatives has been important; however, continuing revenue declines have made it difficult to sustain profitability levels even with our significant progress on cost reductions. Nevertheless TD

Waterhouse remains committed to strategic investment in our brand and technology to improve our customers' experience and, on a long term basis, our operating efficiency."



               SUMMARY DISCUSSION OF RESULTS FOR 4th QUARTER 2001

Cash earnings per share (i.e. excluding the after tax impact of goodwill amortization) were $0.01 compared to $0.14 last year.

Cash earnings from operations decreased 95% from the fourth quarter last year to $2.4 million. On a reported basis a net loss for the quarter of $7.5 million compares to net income last year of $42.2 million.

Results for the quarter reflect the following:

Total revenue of $230 million decreased 36% from the fourth quarter last year as the impact of reduced trading by customers and reduced borrowing through margin loans more than offset growth in mutual fund and related revenue.

- Commissions and fees declined 44% to $115 million as revenue trades per day decreased 42%.

- Commissions per revenue trade of $21.37 were 3% higher than last year's $20.80, reflecting increased pricing in the U.S. in the fourth quarter 2001, and offset in part by online penetration which increased to 76% in the quarter, compared to 72% in fourth quarter last year.

- Mutual fund and related revenue grew 15% reflecting growth in money market mutual funds and FDIC-insured money market deposits which totaled $18 billion at October 31, 2001 versus $15 billion a year ago. Total funds and deposits at October 31, 2001 were $38.8 billion, up slightly from a year ago.

- Net interest declined 43% as average margin loans were $3.8 billion this quarter compared to $8.2 billion in the same quarter last year. This decrease, along with the reduced value of invested capital, more than offset a 25 basis point improvement in the spread on margin loans (2.90% this quarter versus 2.65% a year ago).

- Other income decreased 22% ($5 million) as securities gains declined $6 million.

Operating expenses of $232 million include goodwill amortization of $12 million. Excluding goodwill, operating expenses were 19% below fourth quarter last year.

- Employee compensation and benefits decreased 23%, largely reflecting a reduction in full time equivalent associates to 5,915 from 8,298 a year ago, evidence of the success of our previously announced Project 200 initiatives and restructuring.

- Occupancy and equipment increased 9% and is a reflection of our continued investment in technology in North America and abroad.

- Professional fees decreased 28%. This rate of decline is slower than the decrease in business volume as it includes some of our technology investment.

- Execution and clearing costs and communication expenses decreased 18% and 10% respectively in response to lower business volume.

- Advertising and marketing decreased 50% to $11 million. This is indicative of our cost management as we cut our discretionary expenditures in response to the continuing unfavorable business conditions. With over 100,000 accounts opened in the quarter, our advertising cost per new account was $109 (compared to $133 in fourth quarter last year and $154 in third quarter this year).

- Other expenses of $30 million declined 18%, in large part due to the success of the Project 200 initiatives.

These results also reflect the impact of our continuing global expansion. This quarter our operations outside North America reported a loss of $13 million after tax versus $12 million in the third quarter 2001 and $8 million in fourth quarter 2000.

Results for the fourth quarter reflect a decrease in cash earnings per share to $0.01 from $0.03 in the third quarter. Comparing fourth quarter to third quarter:

-     Total Revenue decreased 10% to $230 million.

- The decrease in revenue reflects a 12% decrease in revenue trades per day and a 9% decrease in net interest revenue (as average margin loans decreased $0.5 billion to $3.8 billion).

- The 18% decrease in operating expenses reflects in part the impact of restructuring charges in the third quarter. Excluding those charges, expenses in the fourth quarter declined $14 million, mainly due to the combined impact of our Project 200 initiatives as well as benefits from restructuring.

TD Waterhouse will not be conducting an investors conference call to discuss its results.

This release contains projections and other forward-looking statements regarding future events and our future financial performance. These statements are based on management's current beliefs and expectations. These beliefs and expectations are based on assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from these statements. The forward-looking statements contained in this release speak only as of the date hereof and we do not undertake any obligation to provide updates on or corrections of such statements in the future as a result of subsequent developments or otherwise. The risks and uncertainties that may cause actual results to differ materially from these statements include, but are not limited to (i) general economic conditions, (ii) market volatility, (iii) decreased trading activity by our customers, (iv) customer attrition, (v) the development and acceptance of new products and services, (vi) system delays and failures,
(vii) customer attrition, (viii) the slowdown in the expected rate of employee attrition, (ix) the success of our expense reduction initiatives in achieving their expected benefits, and (x) our ability to estimate when our expense reduction initiatives will affect our operating results. For a discussion of risks and uncertainties that may cause actual results to differ from those reflected in such forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the information included under the heading "Item 1. Business-Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

Media Contact:                               Analyst Contact:
Melissa Fox                                  Kevin Sterns
Public Affairs Manager                       Executive Vice President & CFO
(212) 908-3101                               (212) 908-7301

                            TD WATERHOUSE GROUP, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                  (IN US $ MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                            OCTOBER 31                        OCTOBER 31
                                                                                 %                                 %
                                                                               CHANGE                            CHANGE
                                                         2001        2000     INC/(DEC)    2001        2000     INC/(DEC)
REVENUES
Commissions and Fees                                   $  114.9    $  205.9      -44%    $  600.9    $1,004.5      -40%
Mutual Fund and Related Revenue                            46.4        40.3       15%       178.7       148.3       20%
Net Interest Revenue                                       52.3        92.3      -43%       253.2       351.1      -28%
Other                                                      16.4        21.0      -22%        83.8        71.5       17%
TOTAL REVENUES                                            230.0       359.5      -36%     1,116.6     1,575.4      -29%

EXPENSES
Employee Compensation and Benefits                         82.8       107.1      -23%       380.6       424.6      -10%
Execution and Clearing Costs                               31.6        38.3      -18%       140.0       168.2      -17%
Occupancy and Equipment                                    40.8        37.5        9%       177.7       130.1       37%
Advertising and Marketing                                  11.0        21.9      -50%        76.5       110.8      -31%
Communications                                             13.2        14.7      -10%        54.5        62.7      -13%
Amortization of Goodwill                                   11.8        11.8        0%        47.2        43.6        8%
Professional Fees                                          11.5        15.9      -28%        44.5        47.3       -6%
Other                                                      29.5        36.1      -18%       140.3       206.5      -32%
TOTAL EXPENSES *                                          232.2       283.3      -18%     1,061.3     1,193.8      -11%

INCOME/(LOSS) BEFORE INCOME TAXES                          (2.2)       76.2     -103%        55.3       381.6      -85%
Provision for Income Taxes                                  5.3        34.0      -84%        41.1       171.3      -76%
                                                       --------    --------              --------    --------
NET INCOME/(LOSS) - REPORTED BASIS                     $   (7.5)   $   42.2     -118%    $   14.2    $  210.3      -93%
Add: Restructuring Costs - after tax                         --          --                  22.4          --
Add: Goodwill Amortization - after tax                     10.3        10.4       -1%        41.6        37.5       11%
                                                       --------    --------              --------    --------
CASH EARNINGS EXCLUDING RESTRUCTURING                  $    2.8    $   52.6      -95%    $   78.2    $  247.8      -68%
Add: Securities (Gains)/Losses - after tax                 (0.4)       (4.8)     -92%        (5.4)       (5.3)       2%
                                                       --------    --------              --------    --------
CASH EARNINGS FROM OPERATIONS EXCL. RESTRUCTURING      $    2.4    $   47.8      -95%    $   72.8    $  242.5      -70%

BASIC EARNINGS PER SHARE
-- REPORTED BASIS                                      $  (0.02)   $   0.11     -118%    $   0.04    $   0.56      -93%
-- CASH BASIS EXCLUDING RESTRUCTURING                  $   0.01    $   0.14      -95%    $   0.21    $   0.66      -69%
-- CASH BASIS(EXCLUDING SECURITIES GAINS OR LOSSES
   AND RESTRUCTURING)                                  $   0.01    $   0.13      -95%    $   0.19    $   0.64      -70%

DILUTED EARNINGS PER SHARE
-- REPORTED BASIS                                      $  (0.02)   $   0.11     -118%    $   0.04    $   0.55      -93%

NUMBER OF SHARES OUTSTANDING (MILLIONS)
-- Basic                                                  378.3       379.8        0%       379.2       378.9        0%
-- Diluted                                                378.3       380.2        0%       379.3       379.2        0%

* TOTAL EXPENSES FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2001 INCLUDE $35.4 MILLION (PRE-TAX) IN RESTRUCTURING COSTS RECORDED IN JULY, 2001.

                            TD WATERHOUSE GROUP, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                  (IN US $ MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED
                                                                                        %
                                                            OCT. 31,    JULY 31,      CHANGE
                                                              2001        2001       INC/(DEC)
REVENUES
Commissions and Fees                                        $  114.9    $  130.7        -12%
Mutual Fund and Related Revenue                                 46.4        46.0          1%
Net Interest Revenue                                            52.3        57.5         -9%
Other                                                           16.4        22.4        -27%
TOTAL REVENUES                                                 230.0       256.6        -10%


EXPENSES
Employee Compensation and Benefits                              82.8       100.0        -17%
Execution and Clearing Costs                                    31.6        34.0         -7%
Occupancy and Equipment                                         40.8        62.8        -35%
Advertising and Marketing                                       11.0        16.3        -32%
Communications                                                  13.2        12.4          6%
Amortization of Goodwill                                        11.8        11.8          0%
Professional Fees                                               11.5        11.0          4%
Other                                                           29.5        33.5        -12%
TOTAL EXPENSES *                                               232.2       281.8        -18%

INCOME/(LOSS) BEFORE INCOME TAXES                               (2.2)      (25.2)       -91%
Provision for Income Taxes                                       5.3        (3.4)      -254%
                                                            --------    --------
NET INCOME/(LOSS) - REPORTED BASIS                          $   (7.5)   $  (21.8)       -65%
Add: Restructuring Costs - after tax                              --        22.4
Add: Goodwill Amortization- after tax                           10.3        10.3          0%
                                                            --------    --------
CASH EARNINGS                                               $    2.8    $   10.9        -74%
Add: Securities (Gains)/Losses - after tax                      (0.4)       (1.5)       -72%
                                                            --------    --------
CASH EARNINGS FROM OPERATIONS EXCLUDING RESTRUCTURING       $    2.4    $    9.4        -75%

BASIC EARNINGS PER SHARE
-- REPORTED BASIS                                           $   (0.02)  $   (0.06)      -65%
-- CASH BASIS (EXCLUDING RESTRUCTURING)                     $    0.01   $    0.03       -74%
-- CASH BASIS (EXCLUDING SECURITIES GAINS OR LOSSES
   AND RESTRUCTURING)                                       $    0.01   $    0.02       -75%

DILUTED EARNINGS PER SHARE
-- REPORTED BASIS                                           $   (0.02)  $   (0.06)      -65%

NUMBER OF SHARES OUTSTANDING (MILLIONS)
-- Basic                                                       378.3       379.0          0%
-- Diluted                                                     378.3       379.1          0%


* TOTAL EXPENSES FOR THE QUARTER ENDED JULY 31, 2001 INCLUDE $35.4 MILLION IN RESTRUCTURING COSTS.

                            TD WATERHOUSE GROUP, INC.
                                 OPERATING DATA
                                    (IN US $)

                                                                  THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                      OCTOBER 31                         OCTOBER 31
                                                                                           %                                  %
                                                                                         CHANGE                             CHANGE
                                                                   2001        2000     INC/(DEC)     2001        2000     INC/(DEC)
Pre-Tax Operating Margin, Excluding Goodwill and Restructuring          4%         24%     -83%           12%         27%     -54%
Pre-Tax Operating Margin, Excluding Goodwill, Marketing and
Restructuring                                                           9%         31%     -71%           19%         34%     -44%
Trades per Day (000)                                                 90.4       151.9      -40%        116.3       187.8      -38%
Revenue Trades per Day (000)                                         83.3       143.0      -42%        108.4       176.9      -39%
On-Line Trades per Day (000)                                         69.0       110.0      -37%         87.5       137.5      -36%
Active Accounts - Ending (000)                                      3,266       3,109        5%        3,266       3,109        5%
Total On-Line Accounts - Ending (000)                               2,494       2,272       10%        2,494       2,272       10%
Total Customer Assets - Ending ($Billions)                       $  125.4    $  158.9      -21%     $  125.4    $  158.9      -21%
On-line Customer Assets - Ending ($Billions)                     $   82.7    $  109.7      -25%     $   82.7    $  109.7      -25%
Number of New Accounts (000)                                        100.7       165.4      -39%        535.0     1,016.6      -47%
Advertising per New Account                                      $ 109.22    $ 132.70      -18%     $ 142.90    $ 108.96       31%
On-Line Penetration                                                    76%         72%       5%           75%         73%       3%
Commissions per Revenue Trade                                    $  21.37    $  20.80        3%     $  20.61    $  20.68        0%

                                                                   THREE MONTHS ENDED        %
                                                                 OCTOBER 31,   JULY 31,    CHANGE
                                                                    2001         2001     INC/(DEC)
Pre-Tax Operating Margin, Excluding Goodwill and Restructuring            4%          9%     -53%
Pre-Tax Operating Margin, Excluding Goodwill, Marketing and
Restructuring                                                             9%         15%     -40%
Trades per Day (000)                                                   90.4       101.7      -11%
Revenue Trades per Day (000)                                           83.3        94.6      -12%
On-Line Trades per Day (000)                                           69.0        78.8      -12%
Active Accounts - Ending (000)                                        3,266       3,262        0%
Total On-Line Accounts - Ending (000)                                 2,494       2,518       -1%
Total Customer Assets - Ending ($Billions)                         $  125.4    $  136.7       -8%
On-Line Customer Assets - Ending ($Billions)                       $   82.7    $   91.4      -10%
Number of New Accounts (000)                                          100.7       105.5       -5%
Advertising per New Account                                        $ 109.22    $ 154.21      -29%
On-Line Penetration                                                      76%         77%      -1%
Commissions per Revenue Trade                                      $  21.37    $  20.06        7%

                                                      THREE MONTHS ENDED           %
                                                  SEPTEMBER 30,     JUNE 30,     CHANGE
                                                      2001            2001      INC/(DEC)
Trades per Day (000)                                      87.9         113.5      -23%
Revenue Trades per Day (000)                              80.9         106.1      -24%
On-Line Trades per Day (000)                              66.9          87.5      -23%
Active Accounts - Ending (000)                           3,249         3,237        0%
Total On-Line Accounts - Ending (000)                    2,476         2,500       -1%
Total Customer Assets - Ending ($Billions)           $   120.3     $   138.7      -13%
On-Line Customer Assets - Ending ($Billions)         $    78.7     $    93.5      -16%
Number of New Accounts (000)                              99.3         128.4      -23%
Advertising per New Account                          $  123.39     $  126.75       -3%
On-line Penetration                                         76%           77%      -1%
Commissions per Revenue Trade                        $   20.90     $   20.02        4%

                            TD WATERHOUSE GROUP, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (IN US $ THOUSANDS)

                                                                      OCTOBER 31,        OCTOBER 31,
                                                                         2001               2000
                                                                     ------------       ------------
ASSETS
       Cash and cash equivalents                                     $    330,067       $    859,579
       Securities owned, at market value                                  435,896            138,515
       Receivable from brokers and dealers                                 73,788            104,266
       Receivable from customers                                        3,384,159          7,978,551
       Securities purchased under agreements to resell                  1,164,781            377,668
       Deposits paid for securities borrowed                               27,013            263,082
       Deposits with clearing organizations                                54,964             51,943
       Fixed assets, net of depreciation                                  156,146            140,591
       Goodwill, net of accumulated amortization                          753,223            804,266
       Other Assets                                                       263,312            270,856
                                                                     ------------       ------------

               TOTAL ASSETS                                          $  6,643,349       $ 10,989,317
                                                                     ============       ============


LIABILITIES
       Bank loans and overdrafts                                     $     17,966       $    963,031
       Deposits received for securities loaned                            279,093          4,111,677
       Payable to brokers and dealers                                      76,005            105,467
       Payable to customers                                             3,754,480          2,849,485
       Accrued compensation, taxes payable and other liabilities          300,071            735,734
                                                                     ------------       ------------
               TOTAL LIABILITIES                                     $  4,427,615       $  8,765,394
                                                                     ------------       ------------

               STOCKHOLDERS' EQUITY                                  $  2,215,734       $  2,223,923
                                                                     ------------       ------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                 $  6,643,349       $ 10,989,317
                                                                     ============       ============